UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): June 22, 2021

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 West Howard Street, Niles, Illinois 60714

(Address of principal executive offices, including zip code)

(847) 966-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, Perma-Pipe International Holdings, Inc. (the "Company") issued a press release announcing its appointment of Grant Dewbre to Chief Operating Officer and Saleh Sagr to Senior Vice President, Middle East North Africa. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Dewbre’s appointment, the Company entered into an Employment Agreement with Mr. Dewbre, effective as of July 26, 2021 (the “Employment Agreement”), that provides that he will receive an initial annual base salary of $270,000 and a short-term annual incentive bonus opportunity with a target incentive opportunity equal to 50% of his base salary (pro-rated for the Company’s fiscal 2021). In addition, Mr. Dewbre will also be eligible to receive a long-term incentive grant of restricted stock with a target annual award equal to 50% of his base salary, with pro-rata vesting of such award over a three-year period. The Employment Agreement is for an initial term of one year, with automatic one-year renewal provisions.

Exhibit

Number

(99.1)

Press Release of Perma-Pipe International Holdings, Inc., dated June 22, 2021, regarding its appointment of Grant Dewbre to Chief Operating Officer and Saleh Sagr to Senior Vice President, Middle East North Africa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: June 22, 2021	By:	/s/ D. Bryan Norwood
D. Bryan Norwood
Vice President and Chief Financial Officer